Exhibit 99.(o)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kristi L. Rowsell and Rana J. Wright (with full power to each of them to act alone and with full power of substitution) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her name, place and stead in any and all capacities, to make, execute and sign any and all instruments which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable or which may be required to enable Harris Associates Investment Trust  (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act File No. 033-38953), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Thomas H. Hayden	Trustee	January 23, 2019
Thomas H. Hayden

/s/ Hugh T. Hurley, III	Trustee	January 23, 2019
Hugh T. Hurley, III

/s/ Patricia Louie	Trustee	January 23, 2019
Patricia Louie

/s/ Christine M. Maki	Trustee	January 23, 2019
Christine M. Maki

/s/ Laurence C. Morse, Ph.D	Trustee	January 23, 2019
Laurence C. Morse, Ph.D

/s/ Mindy M. Posoff	Trustee	January 23, 2019
Mindy M. Posoff

/s/ Allan J. Reich	Trustee and Chair of the Board of Trustees	January 23, 2019
Allan J. Reich

/s/ Steven S. Rogers	Trustee	January 23, 2019
Steven S. Rogers